UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2020

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2020, Creative Realities, Inc. (the “Company”) entered into an Amended and Restated Master Distribution Agreement, (the “Amended and Restated Distribution Agreement”) with InReality, LLC (“InReality”), effective as of September 1, 2020 (the “Effective Date”), pursuant to which the Company will serve as a non-exclusive master distributor of InReality’s Safe Space Solutions software-as-a-service platform, which includes products supporting (1) human temperature screening and (2) integrated web and mobile question and answer applications (the “Platform”) in the United States and Canada (the “Territory”). The Amended and Restated Distribution Agreement amends and restates in its entirety that certain Master Distribution Agreement between the parties dated June 19, 2020 (the “Prior Agreement”). The initial term of the Amended and Restated Distribution Agreement is twelve months, beginning on the Effective Date. Thereafter, the term will automatically renew for successive twelve-month periods until InReality or the Company gives the other party proper notice of non-renewal or the Amended and Restated Distribution Agreement is otherwise terminated according to its terms.

As master distributor, the Company will sell Platform subscriptions (a) to distributors and resellers for resale to end users, or (b) directly to end users, for use in connection with certain human temperature screening devices. The Company may establish re-seller and referral programs to sell Platform subscriptions at its sole discretion. The Company shall develop marketing campaigns and strategies to promote Platform sales with InReality’s cooperation. InReality is restricted from selling Platform subscriptions directly to end users or certain distributors within the Territory. The Company shall provide end users with basic troubleshooting and helpdesk services for the Platform. InReality will provide escalated technical support for the Platform. The Company shall pay a royalty to InReality for each Platform subscription sold to a distributor, reseller, or end user, with the royalty amount based on the applicable subscription level(s) sold. The Company will continue to sell the Thermal Mirror hardware solution to distributors, re-sellers, and end users, which it will procure directly from the manufacturer for future purchases. The Company shall pay InReality a license fee for any Thermal Mirror units sold by the Company beyond those units that were initially purchased by the Company under the Prior Agreement (the “Initial Units”). The amount of the license fee will be determined by the number of Thermal Mirror units sold in excess of the Initial Units.

Item 8.01 Other Events.

A press release announcing the execution of the Amended and Restated Distribution Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release dated September 24, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: September 24, 2020	By:	/s/ Will Logan
Will Logan
Chief Financial Officer

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